EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 150 to Registration Statement No. 002-27962 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Special Investment Trust (the Trust), and the Portfolio listed on the attached Appendix A, appearing in the Annual Reports on Form N-CSR of the Trust for the period ended October 31, 2014, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 26, 2015

Appendix A

Report Date

Funds

December 17, 2014

Eaton Vance Bond Fund

December 22, 2014

Eaton Vance Short Duration Real Return Fund

Portfolio whose financial statements are included in  Eaton Vance Bond Fund annual report for the year ending October 31, 2014:

Report Date

Portfolio

December 17, 2014

Bond Portfolio